Exhibit 10.1

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Internap Network Services Corporation
Date:	September 30, 2004

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Silicon and Borrower agree to amend the Loan and Security Agreement between them, dated October 21, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Amended Schedule. The Schedule to the Loan Agreement is hereby amended in its entirety to read as set forth in the Amended and Restated Schedule to Loan and Security Agreement of even date herewith.

2. Certain Provisions Only Applicable on Event of Default. The provisions of Sections 4.3, 4.4 (except for the last sentence thereof) and 4.5 of the Loan Agreement shall only be applicable after the occurrence and during the continuance of an Event of Default. Silicon and the Borrower agree that the Borrower’s failure to satisfy the $40 Million Requirement (as defined in the Amended and Restated Schedule to Loan and Security Agreement) will not, in and of itself, constitute an Event of Default; however, such failure shall affect the applicability of certain provisions of the Loan Agreement (as set forth herein) and of the Amended and Restated Schedule to Loan and Security Agreement.

3. Modified Section 4.4. Borrower and Silicon hereby agree that, notwithstanding anything to the contrary, the last sentence of Section 4.4 shall continue in effect and shall read as follows:

Silicon may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a lockbox account pursuant to an account agreement in such form as Silicon may specify in its good faith business judgment.

4. Modified Audit Provision. The first sentence of Section 5.4 of the Loan Agreement is hereby amended to read as follows:

At reasonable times, and on one Business Day’s notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower’s books and records; provided, however, that as long as Borrower satisfies the $40 Million Requirement, no such audits will be required, otherwise, the audits will be performed no more frequently than annually, and in all cases unless (i) Silicon believes that it is advisable to do conduct audits more frequently in Silicon’s good faith business judgment, or (ii) a Default or Event of Default has occurred and is continuing.

5. Modified Early Termination Provision. Section 6.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, or if Borrower prepays Term Loan II prior to its maturity date, Borrower shall pay to Silicon a termination fee in an amount equal to the following, as applicable: (a) two and one-half percent (2.5%) of the amount of the outstanding principal balance of Term Loan II if Term Loan II is terminated on or before the first anniversary of the date of the Amended and Restated Schedule to Loan and Security Agreement, (b) one and one-half percent (1.5%) of the amount of the outstanding principal balance of Term Loan II if Term Loan II is terminated after the first anniversary but on or before the second anniversary of the date of the Amended and Restated Schedule to Loan and Security Agreement, (c) one-half of one percent (0.5%) of the amount of the outstanding principal balance of Term Loan II if Term Loan II is terminated after the second anniversary but on or before the third anniversary of the date of the Amended and Restated Schedule to Loan and Security Agreement, and (d) no termination fee with respect to Term Loan II will be charged if Term Loan II is terminated after the third anniversary of the date of the Amended and Restated Schedule to Loan and Security Agreement, provided further that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

6. Streamline Facility Agreement of No Force and Effect. The parties hereby agree that that certain Streamline Facility Agreement between them dated October 21, 2002 shall be of no further force and effect.

7. Fee. In consideration of Silicon entering into this Amendment, Borrower shall pay Silicon the fees as set forth in the Amended and Restated Schedule to Loan and Security Agreement of even date herewith.

8. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as of the date hereof.

9. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

INTERNAP NETWORK SERVICES CORPORATION		SILICON VALLEY BANK

By	/s/ David A Buckel	By	/s/ Dale Kirkland
	President or Vice President	Title	Sr. Vice President

By	/s/ Walter G. DeSocio
Secretary or Ass’t Secretary

CONSENT

The undersigned acknowledges that the undersigned’s consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

CO SPACE, INC.		CO SPACE CONSTRUCTION, LLC

By	/s/ David A. Buckel	By:	Co Space Services, LLC, its sole member

Title	Vice President and CFO	By:	Co Space, Inc., its sole member

		By	/s/ David A. Buckel
		Title	Vice President

CO SPACE SERVICES, LLC		CO SPACE SERVICES TEXAS, L.P.

By:	Co Space, Inc., its sole member	By:	Co Space Services, LLC, its general partner

		By:	Co Space, Inc., its sole member

By	/s/ David A. Buckel	By	/s/ David A. Buckel
Title	Vice President	Title	Vice President

CO SPACE PROPERTIES, LLC		CO SPACE PROPERTIES TEXAS, L.P.

By:	Co Space Services, LLC, its sole member	By:	Co Space Services, LLC, its general partner

By:	Co Space, Inc., its sole member	By:	Co Space, Inc., its sole member

By	/s/ David A. Buckel	By	/s/ David A. Buckel
Title	Vice President	Title	Vice President

VPNX.COM, INC.

By	/s/ David A. Buckel
Title	Vice President